Exhibit 10.1

(logo) First Midwest

First Midwest Bancorp, Inc. 300 Park Boulevard, Suite 405 PO Box 459 Itasca, Illinois 60143-0459 (630)875-7450

August 28, 2000

First_Name Middle_Name Last_Name
Address_Line_1
Address_Line_2
Address_Line_3
City, State Zip_Code

RE: Grant of Director Options - Letter Agreement (Option_Date)

Dear First_Name:

I am pleased to confirm to you the grant on Option_Date (the "Date of Grant") of a nonqualified stock option (the "Director Option") under the First Midwest Bancorp, Inc. Non-Employee Directors' 1997 Stock Option Plan (the "Directors' Plan"). The Director Option provides you with the opportunity to purchase for Option_Price per share up to Shares_Granted shares of the Company's Common Stock.

The Director Option is subject to the terms and conditions of the Directors' Plan, including any Amendments thereto, which are incorporated herein by reference, and to the following:
(1)

Vesting and Exercisability: Subject to paragraph (11) below, in general, the Director Option will become fully vested and exercisable on Vest_Date_Period_1. In the event of your death or disability, or of a Change-in-Control as defined in the Company's 1989 Omnibus Stock and Incentive Plan, as Amended (the "Omnibus Plan"), the Director Option will become fully vested and exercisable.

(2)

Expiration: If you cease to be a director for any reason other than death or disability prior to the date the Director Option becomes fully vested, the Director Option will expire on the date your directorship ends. If the Director Option has become fully vested at the time you cease to be a director, the Director Option will expire on the third anniversary of the date you ceased to be a director. In no event, however, may the Director Option be exercised beyond Expiration_Date_Period_1.

(3)

Procedure for Exercise: Once vested, you may exercise the Director Option at any time by delivering written notice of exercise and payment of the Exercise Price in full either (a) in cash or its equivalent (as described in the Directors' Plan), or (b) by tendering previously-acquired shares of Common Stock having an aggregate fair market value equal to the total Exercise Price that have been owned by you for six (6) months or more, or (c) by a combination of the (a) and (b). You may deliver an affirmation of ownership of Common Stock having the required fair market value in lieu of physically tendering such shares. In the event you have made an election under the Company's Nonqualified Stock Option Gain Deferral Plan, you may only make payment with shares of Common Stock in accordance with clause (b) above. Further information regarding exercise procedures will be provided to you.

(4)

Limited Transferability; Beneficiary Designation: The Director Option is personal to you and may not be sold, transferred, pledged, assigned or otherwise alienated, other than as provided herein. The Director Option shall be exercisable during your lifetime only by you. Notwithstanding the foregoing, you may transfer the Director Option to:

	(a)	Your spouse, children or grandchildren ("Immediate Family Members");
	(b)	A trust or trusts for the exclusive benefit of such Immediate Family Members, or;
	(c)	A partnership in which such Immediate Family Members are the only partners, provided that:
		(i)	There may be no consideration for any transfer,
		(ii)	Subsequent transfers or the transfered Director Option shall be prohibited, except to designated beneficiaries; and
		(iii)	Such transfer is evidenced by documents acceptable to the Company and filed with the Corporate Secretary.

Following transfer, the Director Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of designating a beneficiary with respect thereto, the transferee shall be entitled to designate the beneficiary. The provisions of this Letter Agreement relating to the period of exerciseability and expiration of the Director Option shall continue to be applied with respect to you and your status as a director, and the Director Option shall be exercisable by the transferee only to the extent, and for the periods, set forth in Paragraphs (1) and (2) above. Transfer of Common Stock purchased by your transferee upon exercise of the Director Option may also be subject to the restrictions and limitations described in Paragraph (5) below.

Kindly designate a beneficiary or beneficiaries with respect to the Director Option by completing and returning the attached Beneficiary Designation Form.
(5)

Securities Law Restrictions: You understand and acknowledge that applicable securities laws govern and may restrict your right to offer, sell or otherwise dispose of any Common Stock purchased upon exercise of the Director Option. In addition, because of your status as a director of the Company, prior to exercise of the Director Option or sale of any shares acquired upon exercise, you should consult with the Company's Corporate Secretary with respect to the implications of Section 16(a) and (b) of the Securities Exchange Act of 1934 on such exercise or sale. Additional information regarding these rules will be provided to you, on request, from the Company's Corporate Secretary.

(6)

Reload Provisions: As described more fully in Appendix B, "General information Regarding Reload Stock Options" of the "Summary Description" of the Directors' Plan, the Board of Directors of First Midwest Bancorp, Inc. has approved the grant of reload stock options upon certain exercises of the Director Options. Accordingly, a reload stock option will be granted upon any exercise of the Director Option by you while you are a director and upon which you tender previously-owned Common Stock (Common Stock which has been held for at least six (6) months) in payment of the exercise price. A Reload Option Letter Agreement will be issued to you to evidence the grant of a reload stock option.

(7)

Continuing Participant Agreement: For purposes of this Director Option, your directorship will not be deemed to have terminated, and instead will be deemed to be continuing, during any period during which you are a party to a Continuing Participant Agreement with the Company; provided such Continuing Participant Agreement was approved by the Board of Directors of the Company.

(8)

Tax Consequences: Director Options are in the form of nonqualified stock options which are not intended to fall under the provisions of Internal Revenue Code Section 422. No federal or state income taxes or FICA/Medicare taxes will be withheld by the Company upon exercise. Information regarding the tax consequences of the Director Option will be provided to you.

(9)

Miscellaneous: Nothing in this Letter Agreement confers any right on you to continue as a director of the Company. This Letter Agreement will be binding upon, and insure to the benefit of, your and the Company's successors and assigns.

(10)

Conformity with Directors' Plan: The Director Option is intended to conform to the Directors' Plan in all respects. Inconsistencies between this Letter Agreement and the Directors' Plan shall be resolved in accordance with the terms of the Directors' Plan. By executing and returning the enclosed Confirmation of Acceptance of this Letter Agreement you agree to be bound by the terms hereof and of the Directors' Plan. Except as otherwise expressly provided herein, all definitions stated in the Directors' Plan shall be applicable to this Letter Agreement.

(11)

Effect of Certain Accounting Rules: In the event the Board of Directors determines it is to be in the best interests of the Company to account for a business combination under the pooling-of-interests method and, in the written opinion of the accounting firm then serving as the Company's independent auditors, the grant of this Director Option or any of the terms of this Director Option, makes such business combination ineligible for pooling-of-interests accounting, that but for the grant of this Director Option or such terms and/or the grant of other Director Options with similar provisions, would otherwise be eligible for such accounting treatment, then this Director Option or such terms may be rescinded or the terms modified to the extent the Board of Directors determines to be necessary to enable the business combination to so qualify for pooling-of-interests accounting treatment.

To confirm your understanding and acceptance of the Director Option granted to you by this Letter Agreement, kindly execute and return to the Company's Corporate Secretary in the enclosed envelope the following documents: (a) the "Confirmation of Acceptance" endorsement, and (b) the Beneficiary Designation Form.

If you have any questions, please do not hesitate to contact the Corporate Secretary.

Very truly yours,

First Midwest Bancorp, Inc.

Robert P. O'Meara
Chairman and Chief Executive Officer
First Midwest Bancorp, Inc.

CONFIRMATION OF ACCEPTANCE

I acknowledge receipt of a copy of the Directors' Plan, that I have reviewed this Letter Agreement and the Directors' Plan, and I agree to be bound by all provisions of this Letter Agreement and the Directors' Plan.

RE: Grant of Director Options - Letter Agreement (Option_Date)

_______________________________________________ Director's Name (Print)
_______________________________________________ Director's Signitue First_Name Middle_Name Last_Name	_______________________ Date

Non-Employee Directors' 1997 Stock Option Plan

BENEFICIARY DESIGNATION FORM

This Beneficiary Designation Form applies to Director Option and Reload Option Letter Agreement(s) as follows (fill in the Option Grant Date from the applicable Letter Agreement):

____________________________	____________________________	______________________________
____________________________	____________________________	______________________________
____________________________	____________________________	______________________________

All prior Beneficiary Designation Forms applicable to Director Options or Reload Options not listed above will remain in effect as previously submitted.

You may designate a primary beneficiary and a secondary beneficiary to whom rights under your Director or Reload Options will pass in the event of your death. You may name more than one person as a primary or secondary beneficiary. For example, you may wish to name your spouse as primary beneficiary and your children as secondary beneficiaries. Your primary beneficiaries will have equal rights with respect to your Director or Reload Options unless you indicate otherwise. The same rule applies for secondary beneficiaries.

Designate Your Beneficiary(ies):
Primary Beneficiary(ies) (give name, address and relationship to you): _________________________________
______________________________________________________________________________________________
______________________________________________________________________________________________
Secondary Beneficiary(ies) (give name, address and relationship to you): _______________________________
______________________________________________________________________________________________
______________________________________________________________________________________________

I certify that my designation of beneficiary(ies) set forth above is my free act and deed and acknowledge that when effective it will revoke any prior designation I may have made with regard to Director or Reload Option(s) set forth above.

____________________________________ (Signature) First_Name Middle_Name Last_Name ____________________________________ (Date)

This Beneficiary Designation Form shall be effective on the day it is received by the Corporate Secretary of the Company. This Form shall be (i) delivered to the Corporate Secretary by personal delivery, facsimile, United States mail or by express courier service, and (ii) deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission or upon receipt by the Corporate Secretary if by United States mail or express courier service; provided, however, that if this Form is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

RECEIVED AND ACKNOWLEDGED:
FIRST MIDWEST BANCORP, INC.
BY:__________________________________ (On behalf of the Corporate Secretary)

Date:______________________